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OMNIMETRIX, LLC
AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
NON-COMPETITION AND INVENTION ASSIGNMENT AGREEMENT
In consideration of, and as a condition of, my employment with OmniMetrix, LLC, a Georgia limited liability company (“OmniMetrix”), and in further consideration of my receipt of the compensation now and hereafter paid to me by the Company (as hereinafter defined), I agree as follows:

OmniMetrix and its parent company, Acorn Energy, Inc., a Delaware corporation (“Acorn”), are hereinafter collectively and together with their respective parents, subsidiaries, affiliates, successors or assigns referred to as the “Company.”

The Company and I acknowledge and agree that I am currently employed by OmniMetrix pursuant to the terms of that certain Employment Agreement dated January 1, 2011 (the “Prior Agreement”), and that this At-Will Employment, Confidential Information, Non-Competition and Invention Assignment Agreement (this “Agreement”) in exchange for a one-time payment of $50,000.00 payable upon execution of this Agreement shall replace and supersede the terms and conditions of the Prior Agreement.

I acknowledge that the Company has made a substantial investment of time and resources in developing its business, products, services, goodwill, client relationships, and Confidential Information (as defined below) and trade secrets, and that it is a legitimate business interest of the Company to protect this investment and to retain its Confidential Information and trade secrets and the goodwill of its clients. I further acknowledge that I have or will come into possession of specialized skills, learning, or abilities, or customer contacts, customer information, and/or confidential information that is important to the business of the Company by reason of having worked for the Company.

1.At-Will Employment.
I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE CEO OF ACORN. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE UNLESS I HAVE AN EXISTING AGREEMENT WITH THE COMPANY REGARDING NOTICE, AND IF SO THE NOTICE PROVISION IN SUCH AGREEMENT SHALL CONTROL.

If my employment terminates for any of the following reasons then I shall be entitled to receive my then current Base Salary (defined below) through the termination date and thereafter the Company shall have no further obligations under this Agreement, provided that I shall continue to be bound by Section 7 and all other post-termination obligations contained in this Agreement:
a)my death;

b)my disability which renders me unable to substantially perform the essential functions of my job for a continuous period of ninety (90) days, taking into account reasonable accommodation for physical disability;
c)mutual written agreement between myself and the Company at any time;
d)neglect of my obligations and duties hereunder (other than as result of physical or mental incapacity) which is not cured within ten (10) business days after written notice by the Company specifying the details of such neglect;
e)my material breach of this Agreement which is not cured within ten (10) business days after written notice by the Company specifying the details of such breach;
f)any material act or omission by me which is, or is likely to be, injurious to the Company or the business reputation of the Company;
g)my dishonesty, fraud or material malfeasance or misconduct in the performance of my duties;
h)my failure (i) to perform my duties satisfactorily under this Agreement, (ii) to follow the direction (consistent with my duties) of the Company, or (iii) to follow the policies, procedures, and rules of the Company, following notice of such failure to me from the Company specifying the details of such failure; provided, however, that I shall have ten (10) business days from receipt of such notice to cure such any such failure;
i) my conviction of, or my entry of a plea of guilty to, a felony or crime involving moral turpitude; or
j) my resignation for other than Good Reason (as defined below).

If my employment terminates for any of the following reasons:

a)my resignation for “Good Reason” which shall exist if the Company, without my written consent; (i) reduces my then current Base Salary; (ii) materially reduces the benefits to which I am entitled on the date hereof; (iii) materially reduces my responsibilities or (iv) commits a material breach of this Agreement which is not remedied by the Company within ten (10) business days of receiving notice of such breach.

b)the Company terminates my employment, at any time and for any reason not defined in sub-sections a-j, above,

then the Company shall pay me, (i) on the effective date of such termination, my then current Base Salary pro rata for services rendered up to and including the date of termination, and reimbursement for expenses incurred by me pursuant to Section 2.4 through the effective date of termination, (ii) six (6) months of Base Salary in effect as of the date of termination, payable in accordance with the Company's normal payroll practices with normal payroll deductions. To the extent I participate in the COBRA coverage required to be offered by the Company under applicable law, the Company shall all pay insurance premiums for such COBRA coverage for a period of time equal to twelve (12) months following the date of termination. The Company's obligation to make the separation payments shall be conditioned upon:
1.Execution of a Separation and Release Agreement in a form prepared by the Company whereby I release the Company from any and all liability and claims of any kind.
2.Compliance with the restrictive covenants (Section 7) and all post-termination obligations contained in this Agreement.
The Company's obligation to make the severance payments set forth in this Section 1 shall terminate immediately upon any material breach by me of any post-termination obligations to which I am subject or upon obtaining full-time employment upon terms reasonably comparable to or more favorable to me than the severance payment; provided, however, under no circumstances shall I be required to return any payments received by me prior thereto.

2.Compensation.

2.1. Base Salary. For all services rendered by me under this Agreement, the Company shall pay me an annualized base salary of $200,000, as may be increased by the Company from time to time during the term hereof (the “Base Salary”), payable in equal installments on the Company's semi-monthly payroll dates.

2.2. Benefits. In addition to the Base Salary, during the term of this Agreement, I shall also be entitled to participate in or receive benefits under all of the benefit plans, programs, arrangements and practices, including such retirement plans, disability, and group life, sickness, accident or health insurance programs, if any, as may be established from time to time by the Company for the benefit of executive employees serving in similar capacities with the Company, in accordance with the terms of such plans, as amended by the Company from time to time; it being understood that the Company has and will maintain health and dental insurance covering myself, my spouse and children. The Company acknowledges and agrees to maintain a life insurance policy in the amount of $500,000.00 with the beneficiary as designated by me from time to time. The Company shall pay any costs associated with such life insurance policy and benefit programs. A monthly car allowance of five hundred dollars ($500.00) payable in accordance with customary practices of the Company. The Company further agrees to establish and maintain a management incentive compensation plan in which I will be eligible to participate, the terms of which shall be determined in the sole discretion of the board of directors of the Company (the “Board”) and the units of which shall represent 15% in the aggregate of the fully-diluted equity of the Company as of the date hereof; provided, however, that the aggregate percentage of ownership represented by such units shall not be subject to further dilution with respect to the first $1,500,000 of additional investment by the Company's equity holders.

2.3 Vacation. During the term of this Agreement, I will be entitled to four (4) weeks of paid vacation per annum.

2.4. Expenses. I shall be reimbursed for all reasonable and approved “out‑of‑pocket” business expenses for business travel except as provided below and business entertainment incurred in connection with the performance of my duties under this Agreement. The reimbursement of my business expenses shall be upon monthly presentation to and approval by the Company of valid receipts and other appropriate documentation for such expenses.

2.5. Bonus. I shall have the opportunity to earn a bonus of thirty percent (30%) of my Base Salary, payable on or before January 15th of the year following the year in which the bonus was earned. To qualify for this bonus the Company shall achieve fiscal year financial performance targets established in January of each fiscal year by the Board in its discretion, provided that the 2012 financial performance targets shall be determined by the Board in its discretion as soon as reasonably practicable following the date hereof and shall take into account the 2012 proposed budget and Acorn's 2012 capital funding of the Company.

3.Confidential Information.

A.Company Information. I acknowledge and agree that during and as a consequence of my employment with the Company the Company will disclose, or has already disclosed, to me for use in my employment, and that I will be provided access to and otherwise make use of, acquire, create, or add to certain valuable, confidential, proprietary, and/or secret information relating to the business of the Company (whether tangible or intangible and whether or not electronically kept or stored). I agree at all times during my employment with the Company and thereafter for the greater of five (5) years or, if longer, for so long as the Confidential Information remains confidential, to hold in the strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, or corporation without written authorization of the Board of Directors of Acorn, any Company Confidential Information. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment may lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand and agree that “Company Confidential Information” means any non-public information that relates to the actual or anticipated business, research, or development of the Company, or to the Company's technical data, trade secrets, or know-how, including, but not limited to formulas, research, product plans, or other information regarding the Company's products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances and other business information; provided, however Company Confidential Information does not include any of the foregoing items to the extent the same have become publicly known and made generally available through no wrongful act of mine or of others.
B.Former Employer Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer or other person or entity. I further agree that I will not bring onto the premises of the Company or transfer onto the Company's technology systems any unpublished document, proprietary information, or trade secrets belonging to any such employer, person, or entity unless consented to in writing by both Company and such employer, person, or entity.
C.Third Party Information. I recognize that the Company may have received and in the future may receive from third parties associated with the Company, e.g., the Company's customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”) their confidential or proprietary information (“Associated Third Party Confidential Information”). By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, to hold in the strictest confidence, and not to use or to disclose to any person, firm, or corporation any Associated Third Party Confidential Information, except as necessary in carrying out my work for the Company consistent with the Company's agreement with such Associated Third Parties. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information during my employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company.
4.Inventions.
A.Inventions Retained and Licensed. I have attached hereto as Exhibit A, a list describing all inventions, discoveries, original works of authorship, developments, improvements, and trade secrets, which were conceived in whole or in part by me prior to my employment with the Company to which I claim any right, title or interest, and which could relate to the Company's proposed business, products, or research and development (“Prior Inventions”); or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that the inclusion of any Prior Inventions from Exhibit A of this At-Will Employment, Confidential Information, Non-Competition and Invention Assignment Agreement (the “Agreement”) will not materially affect my ability to perform all obligations under this Agreement. If, in the course of my employment with the Company, I or the Company incorporate into or use in connection with any product, process, service, technology, or other work by or on behalf of Company any Prior Invention, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license, with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, and sell such Prior Invention as part of or in connection with such product, process, service, technology, or other work and to practice any method related thereto.
B.Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks, or trade secrets, whether or not patentable or registrable under patent, copyright, or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of Company's equipment, supplies, facilities, or Company Confidential Information (collectively referred to as “Inventions”), provided that any Inventions that are not related to or useful to the business or proposed business of the Company may be promptly disclosed in writing by me to the Company, and if the Company does not notify me in writing within ninety (90) days of its intent to pursue any such Inventions, than I shall own such Inventions and may further develop and pursue such Inventions subject to my continued compliance with my obligations under this Agreement. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company's sole discretion and for the Company's sole benefit and that no royalty or other consideration will be due to me as a result of the Company's efforts to commercialize or market any such Inventions.
C.Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. The records are and will be available to and remain the sole property of the Company at all times.
D.Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions and any rights relating thereto, and testifying in a suit or other proceeding relating to such Inventions and any rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature with respect to any Inventions including, without limitation, to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering such Inventions, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any papers, oaths and to do all other lawfully permitted acts with respect to such Inventions with the same legal force and effect as if executed by me.
E.Acknowledgement of Pre-existing obligations Regarding Inventions. I acknowledge that I have been an employee, owner, and/or co-owner of the Company for a period of time prior to execution of this Agreement (hereinafter “the Period”). I acknowledge and agree that, to the fullest extent allowed by applicable law, Sections 4A-4D of this Agreement shall also apply to the Period. As a non-limiting example, to the extent that I have not already made such assignment, I hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all Inventions, which I have solely or jointly conceived or developed or reduced to practice, or caused to be conceived or developed or reduced to practice, during the Period (including during my off-duty hours during the Period), or with the use of Company's equipment, supplies, facilities, or Company Confidential Information during the Period, except for those Inventions, described on the list attached hereto as Exhibit C, which do not relate to the Company's business, products, or research and development.
5.Conflicting Employment. I represent that I have no other agreements, relationships, or commitments to any other person or entity that conflict with my obligations to the Company under this Agreement or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. If any such agreement with a third party, including any former employer, exists, I agree to immediately furnish a copy to the Company for its evaluation. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices and documents), I have returned all property and confidential information belonging to all prior employers. Moreover, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by any of them resulting from my breach of my obligations under any agreement to which I am a party or obligation to which I am bound, as well as any reasonable attorneys' fees and costs if the plaintiff is the prevailing party in such an action.
6.Returning Company Documents. Upon separation from employment with the Company or on demand by the Company during my employment, I will immediately deliver to the Company, and will not keep in my possession, recreate or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, Associated Third Party Confidential Information, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), Company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, photographs, charts, all documents and property, and reproductions of any of the aforementioned items that were developed by me pursuant to my employment with the Company, obtained by me in connection with my employment with the Company, or otherwise belonging to the Company, its successors, or assigns, including, without limitation, those records maintained pursuant to Section 4.C. I also consent to an exit interview to confirm my compliance with this Section 6.
7.Non-Competition and Non-Solicitation.
(a)Employee's Covenants. In consideration of my employment by the Company hereunder and other good and valuable consideration, I hereby agree that during the Non-Competition Period (as defined below), I shall not in the Non-Competition Territory (as defined below), on my own behalf or through an entity of which I am a partner, shareholder, officer, director, employee, manager, associate, agent, consultant, independent contractor or owner, (i) solicit Business (as defined below) from any customer or potential customer of the Company or any customer or potential customer with which I have had material contact during the term of my employment, (ii) employ or recruit for employment, or cause the inducement of same, on my own behalf or for any company engaged in the Business, any person employed by the Company as of the date of the termination of my employment or with whom I have had material contact during my employment, (iii) serve in the Business in a capacity identical to or similar to that capacity in which I worked at the Company, (iv) serve in the Business in a management level position with any company which is a competitor of the Company or (v) otherwise engage in the Business.
“Business” shall mean:
(i)the business of designing, manufacturing, marketing and selling (A) wireless remote systems that monitor standby power generation, backup power generators, remote powered equipment, cellular towers, emergency towered communications and remote tower sites, (B) wireless remote systems that monitor landfill gas and (C) cathodic protection products to monitor pipeline integrity; and
(ii)     any other businesses engaged in by the Company including, but not limited to, activities, products, services or lines of business acquired, developed by or engaged in by the Company or any of their affiliates on or after the date hereof and at any time during the employment of Employee.
The “Non-Competition Period” shall mean a period of eighteen months following the termination, for any reason, of my employment.
“Non-Competition Territory” means:
(ii)The countries of the United States, Canada and Mexico and any additional country in the world in which the Company conducts Business after the date of commencement of my employment; or
(iii)If the preceding subdivision is determined by a court of competent jurisdiction to be too broad, the territory shall be the United States, Canada and Mexico; or
(iv)If the preceding subdivision is determined by a court of competent jurisdiction to be too broad, the territory shall be the United States; or
(v)If the preceding subdivision is determined by a court of competent jurisdiction to be too broad, the territory shall be an area encompassing the following states of the United States of America: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming.
Notwithstanding the foregoing, I may, without violating this Section 7, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in the Business where the number of shares, options or warrants of such corporation's capital stock that are owned by me represent less than five percent of the total number of shares of such corporation's capital stock outstanding. Further, I agree to notify the CEO or the Board of Directors of Acorn in writing about any potential employment that may be construed as in the Business, so that the Company may determine whether such potential employment may be construed as in the Business and, if it so chooses, to take whatever steps it deems appropriate to protect its legitimate business interests.
(b)Consideration. I acknowledge and understand that my employment is conditioned upon me agreeing to the terms of this Section 7 and other terms of this Agreement and me complying with all covenants set forth in this Section 7 and this Agreement, and I am willingly entering into the covenants set forth in this Section 7 and this Agreement in consideration of the Company hiring me.
(c)Understanding of Covenants. I represent and agree that I (i) am familiar with the foregoing covenants not to compete and not to solicit and (ii) am fully aware of my obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants. I acknowledge and agree that the provisions of this Section are reasonable and an integral part of my employment relationship with the Company and that the restrictions contained within this Section are part of the consideration received by the Company in connection with the entering into the employer-employee relationship with me, and that the restrictions are necessary to protect the Company's legitimate business interests and to prevent me from unfairly taking advantage of those contacts established or strengthened and the knowledge gained while with the Company.

(d)Cessation of Payments and Benefits Upon Breach. Upon any breach of this Agreement by me, any severance payments which I may be entitled to, if any, shall immediately cease and terminate, and I shall be obligated to immediately return to the Company the full amount of any severance payments and the value of any severance benefits previously paid to or received by me. I acknowledge and agree this subsection does not entitle me to receipt of any severance payments or benefits.
(e)Modification and Survival of Restrictions. In the event that any provision of this Section 7 relating to the time period of the restrictions, the definition of Business, the breadth of restricted activities or geographic area, or related matters, is declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, then such aspects of this Section 7 as would be deemed reasonable and enforceable by the court will become and thereafter be the maximum restriction in such regard, and such restriction will remain enforceable to the fullest extent deemed reasonable by such court. I expressly agree that the court shall so modify any such provision so as to provide for the maximum permissible scope of protection for the Company, including by rewriting such provision to make it sufficiently limited. The restrictions set forth in this Section 7 shall survive the termination of this Agreement or Employee's termination of employment.
(f)Inadequacy of Monetary Damages. I acknowledge and agree that monetary damages alone would not adequately compensate the Company in the event of a breach by me of any of the provisions of this Section 7 or Sections 3, 4 or 6 of this Agreement. In the event of a breach or threatened breach by the me of any of the provisions of this Section 7 or Sections 3, 4 or 6 of this Agreement, the Company will have the right to seek both monetary damages for any past breach and equitable relief, including specific performance by means of an injunction or other action against me or against my partners, agents, representatives, servants, employers, employees, associates or any and all other persons acting directly or indirectly by or with me, to prevent or restrain any breach.
8.Termination Certification. Upon separation from employment with the Company, I agree to immediately sign and deliver to the Company the “Termination Certification” attached hereto as Exhibit B. I also agree to keep the Company advised of my home and business address for a period of one (1) year after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.
9.Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.
10.Code of Conduct and Ethics. I agree to diligently adhere to all policies of the Company including, but not limited to, its Code of Conduct and Ethics, all of which may be revised from time to time during my employment.
11.Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.
12.Audit. I acknowledge that I have no reasonable expectation of privacy in any computer, technology system, software, handheld device or telephone owned or licensed by the Company, or any documents or emails that are used in the conduct the business of the Company. As such, the Company has the right to audit and search all such items and systems, without further notice to me, to ensure that the Company is licensed to use the software on the Company's devices in compliance with the Company's software licensing policies, to ensure compliance with the Company's policies, and for any other business-related purposes in the Company's sole discretion. I understand that I am not permitted to add any unlicensed, unauthorized, or non-compliant applications to the Company's technology systems and that I shall refrain from copying unlicensed software onto the Company's technology systems or using non-licensed software or web sites. I understand that it is my responsibility to comply with the Company's policies governing use of the Company's documents and the internet, email, telephone, and technology systems to which I will have access in connection with my employment.
13.General Provisions.
A.Governing Law; Consent to Personal Jurisdiction. This Agreement will be construed under and governed by the laws of the State of Georgia without giving effect to any choice-of-law rules or principles that may result in the application of the laws of any jurisdiction other than Georgia. Any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought exclusively in the Fulton County Superior Court Business Case Division, or if such Division is no longer available or such agreement by the parties regarding venue for its disputes shall be deemed unenforceable, in any court of competent jurisdiction located in Metropolitan Atlanta, Georgia and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such lawsuit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding that is brought in any such court has been brought in an inconvenient forum. Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
B.Entire Agreement. This Agreement, together with any Exhibits hereto, set forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersede all prior agreements, discussions or representations between us relating to this subject matter including, but not limited to, any representations made during my interview(s) or relocation negotiations (if any), whether written or oral. Any restrictive covenants contained in any prior employment agreement between me and the Company are hereby expressly superseded and shall be of no force or effect. Provided, however, notwithstanding anything to the contrary herein, neither this Agreement nor the covenants contained herein shall supersede the restrictive covenants contained in the OmniMetrix, LLC, Limited Liability Company Interest Purchase Agreement if I am a party to that agreement, it being my intent that the covenants contained in such purchase agreement and the covenants contained in this employment agreement are for different purposes, contain different terms, and are intended to both be enforceable against me according to their respective terms. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Manager of the Company and me. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement.
C.Severability. If one or more of the provisions in this Agreement are deemed void or unenforceable as written, then such unenforceability shall not affect any other provisions or subparts of provisions, which shall remain in full force and effect, and the court may modify any offending provisions so as to make them enforceable to the fullest extent permitted by law.
D.Successors and Assigns. This Agreement will be binding upon my heirs, executors, assigns, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.
E.Waiver. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
F.Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.
G.Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
[Signature Page to Follow]

SIGNATURE PAGE TO

AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
NON-COMPETITION AND INVENTION ASSIGNMENT AGREEMENT

Date: February 15, 2012
Signature
Deena P. Redding
Typed or Printed Name of Employee
ACCEPTED AND AGREED TO:

OMNIMETRIX, LLC
By: XYZ HOLDINGS, INC., it's Manager

By:
Name:
Title:

Exhibit A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

___ No inventions or improvements
___ Additional Sheets Attached
Signature of Employee:
Print Name of Employee:
Date:

Exhibit B
OMNIMETRIX, LLC
TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents, or property, or reproductions of any aforementioned items belonging to OmniMetrix, LLC, its subsidiaries, parents, affiliates, successors, or assigns (together, the “Company”).
I further certify that I have complied with all the terms of the Company's At-Will Employment, Confidential Information, Non-Competition and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.
I further agree that, in compliance with the At-Will Employment, Confidential Information, Non-Competition and Invention Assignment Agreement, I will preserve as confidential all Company Confidential Information and Associated Third-Party Confidential Information, including trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants, or licensees.
After leaving the Company's employment, I will be employed by ___________________ in the position of:                 .

Signature of employee

Print name

Date
Address for Notifications:

Exhibit C
LIST OF INVENTIONS
NOT RELATED TO THE BUSINESS OF THE COMPANY

Title	Date	Identifying Number or Brief Description

___ No inventions or improvements
___ Additional Sheets Attached
Signature of Employee:
Print Name of Employee:
Date: